UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2012

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana 70508

(Address of principal executive offices, including zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 28, 2012, PetroQuest Energy, Inc. (the “Company”) announced net income available to common stockholders for the quarter ended December 31, 2011 of $2,830,000, or $0.04 per share, compared to fourth quarter 2010 net income available to common stockholders of $2,083,000, or $0.03 per share. For the year ended December 31, 2011, the Company reported net income available to common shareholders of $5,409,000, or $0.08 per share, compared to net income available to common shareholders of $41,987,000, or $0.66 per share, for the year ended December 31, 2010.

Discretionary cash flow for the fourth quarter of 2011 was $20,176,000 as compared to $23,428,000 for the comparable 2010 period. Net cash flow provided by operating activities totaled $26,777,000 and $35,450,000 during the fourth quarters of 2011 and 2010, respectively. For the year ended December 31, 2011, discretionary cash flow was $93,395,000 compared to $119,668,000 for 2010. Net cash flow provided by operating activities totaled $117,890,000 and $131,644,000 during the years ended December 31, 2011 and 2010, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.

Oil and gas sales during the fourth quarter of 2011 were $38,040,000 as compared to $43,407,000 in the fourth quarter of 2010. For the year ended December 31, 2011, oil and gas sales decreased 10% to $160,486,000 as compared to $179,038,000 in the year ended December 31, 2010. Production for the fourth quarter and year ended December 31, 2011 was 1% higher and 2% lower, respectively, than production for the comparable periods of 2010. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2011 were lower by 13% and 8%, respectively, as compared to the prices received during the comparable 2010 periods.

Lease operating expenses for the fourth quarter of 2011 were $1.06 per Mcfe as compared to $1.33 per Mcfe in the fourth quarter of 2010. Lease operating expenses during the fourth quarter of 2011 were lower due to the drilling of an additional water disposal well in the Woodford Shale, along with a decline in repairs and maintenance costs from the fourth quarter of 2010. For the year ended December 31, 2011, lease operating expenses totaled $1.28 per Mcfe as compared to $1.26 per Mcfe in 2010.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2011 was $1.81 per Mcfe as compared to $1.95 per Mcfe in the fourth quarter of 2010. The decline in fourth quarter DD&A was the result of significant reserve additions and the receipt of the $14 million performance payment from the Woodford joint venture in December 2011, which was credited to oil and gas properties. For the year ended December 31, 2011, DD&A on oil and gas properties increased to $1.89 per Mcfe from $1.88 per Mcfe for the comparable period of 2010.

Interest expense for the fourth quarter of 2011 decreased to $2,400,000, as compared to $2,616,000 in the fourth quarter of 2010. For the year ended December 31, 2011, interest expense was $9,648,000, compared to $9,952,000 for the comparable period of 2010.

For all of 2011, general and administrative expenses were $905,000 lower than 2010. Fourth quarter 2011 expenses were $1,333,000 higher than the comparable 2010 period as a result of higher incentive compensation expenses, including non-cash stock compensation.

Production taxes for the fourth quarter of 2011 totaled $1,030,000, as compared to $1,609,000 in the fourth quarter of 2010. For the year ended December 31, 2011, production taxes were $3,100,000 compared to $4,917,000 for the comparable period of 2010. The decreases during the 2011 periods were primarily due to refunds of taxes previously paid in Oklahoma and Texas as a result of horizontal well severance tax credits.

Other expense during the fourth quarter of 2011 included a non-recurring charge of $1,425,000 for a legal settlement related to a drilling rig contract.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods and years ended December 31, 2011, and 2010:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Production:
Oil (Bbls)	126,639	174,306	572,096	663,302
Gas (Mcf)	6,615,872	6,249,162	24,462,933	24,501,540
Ngl (Mcfe)	629,524	646,554	2,287,847	2,469,871
Total Production (Mcfe)	8,005,230	7,941,552	30,183,356	30,951,223
Total Daily Production (Mmcfe/d)	87.0	86.3	82.7	84.8

Sales:
Total oil sales	$13,660,565	$14,875,244	$60,064,426	$52,715,434
Total gas sales	18,182,671	23,270,498	78,664,373	107,117,320
Total ngl sales	6,196,692	5,261,523	21,756,917	19,205,726

Total oil and gas sales	$38,039,928	$43,407,265	$160,485,716	$179,038,480

Average sales prices:
Oil (per Bbl)	$107.87	$85.34	$104.99	$79.47
Gas (per Mcf)	2.75	3.72	3.22	4.37
Ngl (per Mcfe)	9.84	8.14	9.51	7.78
Per Mcfe	4.75	5.47	5.32	5.78

The above sales and average sales prices include increases to revenue related to the settlement of gas hedges of $1,745,000 and $6,701,000 and oil hedges of $19,000 and $0 for the quarters ended December 31, 2011, and 2010, respectively. The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $2,609,000 and $17,538,000 and oil hedges of ($192,000) and $0 for the years ended December 31, 2011, and 2010, respectively.

The following provides guidance for the first quarter and full year of 2012:

September 30,
Guidance for
Description	1st Quarter 2012

Production volumes (MMcfe/d)	86 –90

Percent Gas	83%
Percent Oil	10%
Percent NGL	7%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 – $1.30
Production taxes (per Mcfe)	$0.10 – $0.15
Depreciation, depletion and amortization (per Mcfe)	$1.90 – $2.00
General and administrative (in millions) (1)	$5.5 – $6.0
Interest expense (in millions)	$2.3 – $2.5

(1)	Includes non-cash stock compensation estimate of $1.95 MM

September 30,
Guidance for
Description	Full Year 2012

Production volumes (MMcfe/d)	87 – 92

Percent Gas	80%
Percent Oil	9%
Percent NGL	11%

Expenses:
Lease operating expenses (per Mcfe)	$1.15 – $1.25
Production taxes (per Mcfe)	$0.10 – $0.15
Depreciation, depletion and amortization (per Mcfe)	$1.90 – $2.00
General and administrative (in millions) (1)	$21 – $23

Interest expense (in millions)	$9 – $10

2012 Capital Expenditures (in millions)	$90 – $100

(1)	Includes non-cash stock compensation estimate of $6.5–$7.0 MM

Joint Venture Update

During February 2012, the Company amended its Woodford Shale joint development agreement (“JDA”) to accelerate the entry into Phase 2 effective March 1, 2012 and modify the drilling carry ratio. Under the amended JDA, the Phase 2 drilling carry has been expanded to provide for development in both the Mississippian Lime and the Woodford Shale plays whereby the Company will pay 25% of the cost to drill and complete wells and receive a 50% ownership interest. The Phase 2 drilling carry totals approximately $93 million and will be subject to extensions in one-year intervals. The Company continues to drill its liquids rich Woodford wells under the Phase 1 drilling carry, of which the Company estimates $16.6 million remained at December 31, 2011. Once the Phase 1 drilling carry has been expended, which is expected to occur during the second quarter of 2012, the Company will be able to utilize the Phase 2 drilling carry to continue operations in the Woodford concurrently with the utilization of a portion of the Phase 2 drilling carry in the Mississippian Lime.

Operations Update

In northern Oklahoma, after finishing coring operations, the Company has completed its first saltwater disposal well, and is currently drilling its initial horizontal ( ~ 3,600 foot lateral) Mississippian Lime well (WI—48%) in Pawnee County, Oklahoma. The well is expected to reach total depth in approximately four weeks with completion operations expected to commence during the second quarter. The Company expects to add a second rig during the second quarter and plans to drill 12-15 wells in the Mississippian Lime during 2012, but could accelerate its activity with positive results from early wells.

The Company is the final stages of constructing surface facilities for its La Cantera #1 discovery and expects production to commence in approximately one week. In addition, the Company recently spud its La Cantera #2 (WI – 24%) prospect 1/2 mile north of La Cantera #1. The Company expects to reach total depth of 18,900 feet on this potentially high impact well during the third quarter.

Management Statement

“The decision by our joint venture partner to accelerate the Phase 2 drilling carry and align our interests in the Woodford Shale and the Mississippian Lime is a testament to the success and flexibility of this partnership,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “The partnership is currently drilling its initial Mississippian Lime well in Pawnee County. With positive initial results, having the Phase 2 drilling carry available provides us the ability to accelerate development, which we believe could significantly enhance our liquids production profile.”

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Oklahoma, Texas, the Gulf Coast Basin, Arkansas and Wyoming. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations in shale plays or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.

Consolidated Statements of Income

(Unaudited)

(Amounts In Thousands, Except Per Share Data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Oil and gas sales	$38,040	$43,407	$160,486	$179,038
Gas gathering revenue, net of expense	53	61	214	225

	38,093	43,468	160,700	179,263

Expenses:
Lease operating expenses	8,486	10,555	38,571	39,012
Production taxes	1,030	1,609	3,100	4,917
Depreciation, depletion and amortization	14,828	15,859	58,243	59,326
Ceiling test writedown	—	—	18,907	—
General and administrative	6,768	5,435	20,436	21,341
Accretion of asset retirement obligation	437	6	2,049	1,306
Interest expense	2,400	2,616	9,648	9,952

	33,949	36,080	150,954	135,854

Gain on legal settlement	—	—	—	12,400
Loss on early extinguishment of debt	—	—	—	(5,973)
Other income (expense)	(1,245)	1,309	(1,008)	(1,080)

Income from operations	2,899	6,079	8,738	48,756
Income tax expense (benefit)	(1,216)	2,711	(1,810)	1,630

Net income	4,115	3,368	10,548	47,126
Preferred stock dividend	1,285	1,285	5,139	5,139

Net income available to common stockholders	$2,830	$2,083	$5,409	$41,987

Earnings per common share:
Basic
Net income per share	$0.04	$0.03	$0.08	$0.67

Diluted
Net income per share	$0.04	$0.03	$0.08	$0.66

Weighted average number of common shares:
Basic	62,115	61,542	61,937	61,415
Diluted	62,462	61,927	62,325	61,789

PETROQUEST ENERGY, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in Thousands)

	September 30,	September 30,
	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$22,263	$63,237
Revenue receivable	15,860	13,386
Joint interest billing receivable	47,445	12,193
Other receivable	—	13,795
Hedge asset	6,418	—
Prepaid drilling costs	2,900	789
Drilling pipe inventory	4,070	11,711
Other current assets	2,965	1,827

Total current assets	101,921	116,938

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,600,546	1,433,642
Unevaluated oil and gas properties	70,408	54,851
Accumulated depreciation, depletion and amortization	(1,265,603)	(1,175,553)

Oil and gas properties, net	405,351	312,940
Gas gathering assets	4,177	4,177
Accumulated depreciation and amortization of gas gathering assets	(1,794)	(1,496)

Total property and equipment	407,734	315,621

Other assets, net of accumulated depreciation and amortization of $8,066 and $6,435, respectively	6,511	6,958

Total assets	$516,166	$439,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$50,750	$26,097
Advances from co-owners	33,867	7,963
Oil and gas revenue payable	13,764	7,220
Accrued interest and preferred stock dividend	6,167	6,575
Hedge liability	—	1,089
Asset retirement obligation	3,110	1,517
Other accrued liabilities	8,250	7,380

Total current liabilities	115,908	57,841
10% Senior Notes	150,000	150,000
Asset retirement obligation	27,317	23,075
Deferred income taxes	551	—
Other liabilities	—	439
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 62,148 and 61,565 shares, respectively	62	62
Paid-in capital	270,606	266,907
Accumulated other comprehensive income (loss)	4,031	(1,089)
Accumulated deficit	(52,310)	(57,719)

Total stockholders’ equity	222,390	208,162

Total liabilities and stockholders’ equity	$516,166	$439,517

PETROQUEST ENERGY, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in Thousands)

	September 30,	September 30,	September 30,
	Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$10,548	$47,126	$(90,190)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	(1,810)	1,630	(14,635)
Depreciation, depletion and amortization	58,243	59,326	84,772
Ceiling test writedown	18,907	—	156,134
Non-cash gain on legal settlement	—	(4,164)	—
Loss on early extinguishment of debt	—	5,973	—
Gain on sale of assets	—	—	(485)
Accretion of asset retirement obligation	2,049	1,306	2,452
Pipe inventory impairment	—	—	913
Share-based compensation expense	4,833	7,137	6,328
Amortization costs and other	625	1,334	1,512
Payments to settle asset retirement obligations	(905)	(6,274)	(1,803)
Changes in working capital accounts:
Revenue receivable	(2,474)	3,071	3,617
Joint interest billing receivable	(35,252)	(401)	11,937
Prepaid drilling and pipe costs	5,530	9,180	14,828
Accounts payable and accrued liabilities	34,599	3,368	(51,375)
Advances from co-owners	25,904	4,301	(1,687)
Other	(2,907)	(1,269)	(496)

Net cash provided by operating activities	117,890	131,644	121,822

Cash flows from investing activities:
Investment in oil and gas properties	(194,536)	(103,926)	(63,420)
Investment in gas gathering assets	—	—	(204)
Proceeds from sale of unevaluated properties	28,461	22,473	—
Proceeds from sale of oil and gas properties and other	14,000	35,000	7,451

Net cash used in investing activities	(152,075)	(46,453)	(56,173)

Cash flows from financing activities:
Net payments for share based compensation	(1,133)	(210)	(366)
Deferred financing costs	(517)	(12)	(114)
Proceeds from common stock offering	—	—	38,036
Costs of common stock offering	—	—	(258)
Payment of preferred stock dividend	(5,139)	(5,137)	(5,139)
Repayment of bank borrowings	(22,000)	(29,000)	(101,000)
Proceeds from bank borrowings	22,000	—	—
Redemption of 10 3/8% Senior Notes	—	(150,000)	—
Costs to redeem 10 3/8% Senior Notes	—	(4,187)	—
Proceeds from issuance of 10% Senior Notes	—	150,000	—
Costs to issue 10% Senior Notes	—	(4,180)	—

Net cash used in financing activities	(6,789)	(42,726)	(68,841)

Net increase (decrease) in cash and cash equivalents	(40,974)	42,465	(3,192)
Cash and cash equivalents at beginning of period	63,237	20,772	23,964

Cash and cash equivalents at end of period	$22,263	$63,237	$20,772

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$16,017	$11,195	$20,335

Income taxes	$51	$192	$227

PETROQUEST ENERGY, INC.

Non-GAAP Disclosure Reconciliation

(Amounts In Thousands)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	$4,114	$3,368	$10,548	$47,126

Reconciling items:
Deferred tax expense (benefit)	(1,216)	2,711	(1,810)	1,630
Depreciation, depletion and amortization	14,828	15,859	58,243	59,326
Ceiling test writedown	—	—	18,907	—
Non-cash gain on legal settlement	—	—	—	(4,164)
Loss on early extinguishment of debt	—	—	—	5,973
Accretion of asset retirement obligation	437	6	2,049	1,306
Share based compensation expense	1,848	1,274	4,833	7,137
Amortization expense and other	165	210	625	1,334

Discretionary cash flow	20,176	23,428	93,395	119,668

Changes in working capital accounts	6,955	12,624	25,400	18,250
Settlement of asset retirement obligations	(354)	(602)	(905)	(6,274)

Net cash flow provided by operating activities	$26,777	$35,450	$117,890	$131,644

Note:

Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: February 28, 2012	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer